Exhibit 99.1

ENERGY SERVICES OF AMERICA TO BEGIN TRADING ON NASDAQ CAPITAL MARKET ®

Huntington, WV   March 22, 2022- Energy Services of America Corporation (the “Company” or “Energy Services”) (ESOA), announced that The Nasdaq Stock Market, LLC (“Nasdaq”) has approved the Company’s common stock to begin trading on the Nasdaq Capital Market, under the symbol “ESOA”, effective Wednesday, March 23, 2022.

Douglas Reynolds, President, commented on the announcement. “We are very pleased that the Company’s stock has been approved to trade on Nasdaq. By uplisting our common stock, we expect shares will have a broader appeal and increased liquidity.”  Reynolds continued, "This is the first of several initiatives the Company is looking to undertake in 2022 to drive shareholder value.”

About Energy Services

Energy Services of America Corporation (Ticker: ESOA), headquartered in Huntington, WV, is a contractor and service company that operates primarily in the mid-Atlantic and Central regions of the United States and provides services to customers in the natural gas, petroleum, water distribution, automotive, chemical, and power industries. Energy Services employs 700+ employees on a regular basis. The Company’s core values are safety, quality, and production.

Certain statements contained in the release including, without limitation, the words "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans, the effect of the COVID-19 pandemic, the integration of acquired business and other factors referenced in this release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Source: Energy Services of America Corporation

Contact: Douglas Reynolds, President

(304)-522-3868